Exhibit 5.2
ELLENOFF GROSSMAN & SCHOLE LLP
ATTORNEYS AT LAW
150 EAST 42ND STREET
NEW YORK, NEW YORK 10017
TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889
www.egsllp.com
January 7, 2010
Overture Acquisition Corp.
c/o Maples Corporate Services Limited
Ugland House
Grand Cayman, Cayman Islands
     Re: Registration Statement of Overture Acquisition Corp.
Ladies and Gentlemen:
     We have acted as United States counsel to Overture Acquisition Corp., a Cayman Islands company (the “Company”) in connection with the registration by the Company with the United States Securities and Exchange Commission of 19,380,000 warrants to purchase ordinary shares of the Company (the “Warrants”) and 19,380,000 ordinary shares, par value $0.0001 per share, (the “Ordinary Shares”) underlying the Warrants, pursuant to a Registration Statement on Form S-4 initially filed by the Company with the Commission on December 10, 2009 (File No. 333-163620) (as amended, the “Registration Statement”). This opinion is being given in accordance with the Legal Matters section of the Registration Statement, as it pertains to the portions of New York law set forth below.
     In rendering the opinion expressed below, we have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below, including, without limitation, (i) the warrant agreement entered into by and between American Stock Transfer & Trust Company (“AST”) and the Company and filed as an exhibit to the Registration Statement and (ii) and the form of Amendment No. 1 to the warrant agreement to be entered into by the Company with AST (collectively and as amended, the “Warrant Agreement”), which Warrant Agreement sets forth certain rights and obligations of the holders of the Warrants. With respect to such examination, we have assumed: (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as reproduced or certified copies, (iv) the authenticity of the originals of those latter documents and (v) the accuracy of all representations, warranties and covenants as to factual matters made by the parties to the Warrant Agreement and the Registration Statement. As to questions of fact materially related to the opinion expressed below, we have, with your permission, without independent investigation or inquiry, relied upon evidence satisfactory to us and upon representations made in the Warrant Agreement and the Registration Statement.
     Based upon the foregoing, we are of the opinion that when the Registration Statement becomes effective under the Securities Act of 1933, as amended, when the Amendment No. 1 to the Warrant Agreement is duly executed and delivered, when the terms of the Warrants and of their issuance and sale are duly established in conformity with the Warrant Agreement and when such Warrants are duly executed and authenticated in accordance with the Warrant Agreement and issued, delivered, sold and paid for, as contemplated by the Registration Statement, such Warrants will be legally binding obligations of the Company in accordance with its terms, enforceable in accordance with their terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.
     Notwithstanding anything in this letter which might be construed to the contrary, our opinion expressed herein is limited to the internal laws of the State of New York. We express no opinion with respect to the applicability to, or the effect on, the subject transaction of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. The opinion expressed herein is based upon the law of the State of New York in effect on the date hereof, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should such law be changed by legislative action, judicial decision, or otherwise. Except as expressly set forth in our opinion above: (i) we express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof, and (ii) we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.
     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.
Very truly yours,
/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP